                                                                   EXHIBIT 10.13

                                 LOAN AGREEMENT

          THIS LOAN AGREEMENT (the "Agreement") is entered into as of October 29, 1999, by and between Mattel, Inc., a Delaware corporation ("Lender") and Neil B. Friedman ("Borrower"). Borrower and Lender are sometimes referred to in this Agreement as a "Party" or, collectively, as the "Parties."

                                    RECITALS
                                    --------

          WHEREAS, Borrower desires to obtain from Lender a loan in the principal amount of One Million Dollars ($1,000,000.00) (the "Loan"); and

          WHEREAS, as an additional incentive to retain Borrower in the employ of Lender for a period of at least two years from the date hereof, Lender desires to grant Borrower the Loan.

          NOW, THEREFORE, in consideration of the terms and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

          1.  Loan Terms.
              ----------

              (a) Principal Amount. Lender shall pay to the order of Borrower,
                  ----------------
    on October 29, 1999 (the "Loan Date"), the principal sum of One Million Dollars ($1,000,000.00) (the "Principal").

              (b) Interest.  Interest shall accrue on the outstanding Principal
                  --------
amount at the rate of seven percent (7%) per annum, compounded annually.

              (c) Promissory Note. Borrower's obligation to repay the Loan shall
                  ---------------
be evidenced by a promissory note substantially in the form attached as
Exhibit A hereto (the "Note"). Borrower shall execute and deliver to
---------
Lender the Note concurrently with execution and delivery of this Agreement.

              (d) Repayment.  Borrower shall pay to the order of Lender the
                  ---------
Principal and accrued interest under the Note on October 30, 2002, provided, however, that all Principal and accrued, but unpaid, interest shall become immediately due and payable upon Borrower's termination of employment with Lender for any reason prior to the Loan Date and shall be subject to forgiveness as provided below. The Loan shall be unsecured but with full recourse against Borrower.

              (e) Forgiveness.  The Loan, and Borrower's obligation to repay all
                  -----------
outstanding Principal and accrued interest thereunder, shall be forgiven and cancelled by Lender and the Note shall be cancelled on October 29, 2002 if Borrower is employed by Lender on October 29, 2002, or earlier upon the date of the termination of Borrower's employment with

Lender prior to October 29, 2002 if such termination is by Lender without Cause (as defined below), by Borrower for Good Reason (as defined below) or by reason of Borrower's death or Disability (as defined below). In addition, if the Loan is forgiven pursuant to the preceding sentence and if Borrower is employed by Lender on October 29, 2002 and continues to be employed by Lender, on April 1, 2003, or such earlier date as Borrower shall be required to pay federal, state or local income taxes with respect to the forgiveness of the Loan, Lender shall pay Borrower an additional payment (the "Gross-Up Payment") in an amount required to fully reimburse Borrower with respect to all federal, state and local income taxes and employment taxes with respect to the forgiveness of the Loan and with respect to such taxes, such that upon receipt of the Gross-Up Payment Borrower shall have no remaining obligations with respect to such taxes. In addition, the Loan shall be forgiven by Lender on the date of a Change of Control (as defined below) of Lender if Borrower is employed by Lender on such date and Lender shall pay Borrower the Gross-Up Payment with respect to the forgiveness of the Loan.

              (f) Definitions.  For purposes of this Agreement, the following
                   -----------
terms shall have the meanings indicated below:

          "Cause" shall mean a reasonable determination of the Chief Executive Officer of Lender that at least one of the following has occurred: (i) one or more factually substantiated willful acts of dishonesty on Borrower's part which are intended to result in Borrower's substantial personal enrichment at the expense of Lender; (ii) repeated violations by Borrower of Borrower's employment obligations to Lender which are demonstrably willful and deliberate on Borrower's part and which resulted in material injury to Lender; (iii) conduct of a factually substantiated criminal nature (commonly defined as a "felony" in criminal statutes) which has or which is more likely than not to have a material adverse effect on Lender's reputation or standing in the community or on its continuing relationships with its customers or those who purchase or use its products; or (iv) factually substantiated fraudulent conduct in connection with the business or affairs of Lender, regardless of whether said conduct is designed to defraud Lender or others; provided that, in each case, Borrower has received written notice of the described activity, has been afforded a reasonable opportunity to cure or correct the activity described in the notice, and has failed to substantially cure, correct or cease the activity, as appropriate.

          "Change of Control" shall be deemed to have occurred if:

                  (i) any "Person," which shall mean a "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than Lender, any trustee or other fiduciary holding securities under an employee benefit plan of Lender) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Lender representing 20% or more of the combined voting power of Lender's then outstanding voting securities;

                  (ii) during any period of 24 consecutive months, individuals, who at the beginning of such period constitute the Board of Directors of Lender, and any new director whose election by the Board of Directors, or whose nomination for election by Lender's stockholders, was approved by a vote of at least one-half (1/2) of the directors then in office

(other than in connection with a contested election), cease for any reason to constitute at least a majority of the Board of Directors;

                  (iii) the stockholders of Lender approve (I) a plan of complete liquidation of Lender or (II) the sale or other disposition by Lender of all or substantially all of Lender's assets unless the acquirer of the assets or its board of directors shall meet the conditions for a merger or consolidation in subparagraphs (iv)(I) or (iv)(II) below; or

                  (iv) the consummation of a merger or consolidation of Lender with any other entity other than:

                      (I) a merger or consolidation which results in the voting securities of Lender outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the surviving entity's outstanding voting securities immediately after such merger or consolidation; or

                      (II) a merger or consolidation which would result in the directors of Lender (who were directors immediately prior thereto) continuing to constitute at least 50% of all directors of the surviving entity immediately after such merger or consolidation.

                  In this paragraph (iv), "surviving entity" shall mean only an entity in which all of Lender's stockholders immediately before such merger or consolidation (determined without taking into account any stockholders properly exercising appraisal or similar rights) become stockholders by the terms of such merger or consolidation, and the phrase "directors of Lender (who were directors immediately prior thereto)" shall include only individuals who were directors of Lender at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation.

          "Disability" shall mean that Borrower suffers a disability due to illness or injury which substantially and materially limits Borrower from performing each of the essential functions of Borrower's job, even with reasonable accommodation and becomes entitled to receive disability benefits under Lender's Long-Term Disability Plan for exempt employees.

          "Good Reason" shall mean the good faith determination by Borrower that any one or more of the following have occurred:

                  (i) without the express written consent of Borrower, any change(s) in any of the employment duties, authority, or responsibilities of Borrower which is (are) inconsistent in any substantial respect with Borrower's position, authority, duties, or responsibilities as of the date of this Agreement;

                  (ii) any failure by Lender to pay Borrower Borrower's salary or earned bonuses, other than an insubstantial and inadvertent failure remedied by Lender promptly after receipt of notice thereof given by Borrower; or

                  (iii) transferring Borrower outside of the greater New York, New York area without Borrower's express written consent.

             (g) Notwithstanding any other provision in this Agreement, in the event that Borrower and Lender enter into an amendment to the Employment Agreement, dated as of October 26, 1999, after the date of this Agreement, the definition of "Cause," "Change of Control," "Disability," and "Good Reason" as provided in such Employment Agreement, as amended, shall supercede the definitions in Section 1(f) of this Agreement.

          2.  Transfer of Notes.   Borrower shall not assign or transfer any of
              -----------------
Borrower's benefits or obligations arising under the Notes.   Lender reserves
the right to assign or transfer all or any part of, or any interest in, Lender's rights and benefits under this Agreement or the Note to any successor to all or part of its business or assets so long as any assignee or transferee expressly agrees to assume and perform this Agreement in the same manner and to the same extent as Lender would be required to perform if no such assignment or transfer had taken place.

          3.  Amendment; Waiver.  This Agreement and the Note contain the entire
              -----------------
agreement between the Parties with respect to the subject matter hereof and may be amended, modified or changed only by a written instrument executed by the Parties. No provision of this Agreement or the Note may be waived except by a writing executed and delivered by the Party sought to be charged. Any such written waiver will be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.

          4.  Choice of Law.  This Agreement shall be construed in accordance
              -------------
with and governed by the internal laws of the State of California, without reference to principles of conflict of laws.

          5.  Headings.  The paragraph headings contained in this Agreement are
              --------
for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

          6.  Notices.  All notices and other communications hereunder shall be
              -------
in writing; shall be delivered by hand delivery to the other party or mailed by registered or certified mail, return receipt requested, postage prepaid; shall be deemed delivered upon actual receipt; and shall be addressed as follows:

          If to Lender:
          ------------
                           MATTEL, INC.
                           333 Continental Blvd.
                           El Segundo, CA 90245
          If to Borrower:
          --------------
                           Mr. Neil B. Friedman
                           TYCO PRESCHOOL.
                           675 Avenue of the Americas, 2nd
                           New York, NY 10010
or to such other address as either party shall have furnished to the other in writing in accordance herewith.

          7.  Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          8.  Severability.  If any provision in or obligation under this
              ------------
Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          9.  No Third-Party Beneficiary Rights.  The Parties do not intend to
              ---------------------------------
confer and this Agreement shall not be construed to confer any rights or benefits to any person, firm, group, corporation or entity other than the Parties.




                            [Signature Page Follows]

          IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties on the date first written above.


                                 LENDER


                                      /s/ Alan Kaye
                                 By:________________________________________

                                      Senior Vice President, Human Resources
                                 Its:_______________________________________



                                 BORROWER


                                      /s/ Neil B. Friedman
                                 __________________________________________
                                 Neil B. Friedman

                                   EXHIBIT A
                                   ---------

                                Promissory Note


$1,000,000.00            Date:  October 29, 1999

          Mattel, Inc. (herein referred to as "Holder") has agreed to advance to Neil B. Friedman (herein referred to as "Maker") on October 29, 1999, $1,000,000.00, and for said value received Maker promises to repay to the order of Holder, the principal sum of $1,000,000.00 on or before October 30, 2002. Maker shall owe to Holder interest on the principal sum in an amount equal to 7% per annum, commencing on October 29, 1999, compounded annually, payable with principal on October 30, 2002.

          If Maker fails to make any payment set forth above when due, Holder may elect to declare the entire unpaid principal amount, including all unpaid interest, immediately due and payable with or without notice.

          In the event of the termination of Maker's employment with Holder for any reason, all outstanding principal and accrued interest hereunder is immediately due and payable, with or without notice.

          This note and the loan it evidences shall be subject to cancellation and forgiveness under certain circumstances pursuant to the terms of that certain Loan Agreement, dated as of October 29, 1999, between Holder and Maker.

          In the event of commencement of legal action to enforce payment of this note, Maker agrees to pay the Holder's reasonable attorney's fees and court costs in connection therewith.



                                          By:  /s/ Neil B. Friedman
                                          ______________________________________
                                          Neil B. Friedman            Date



Witnessed by:

  /s/ Alan Kaye            12/6/99
_________________________________________
                           Date